                                                                     EXHIBIT 4.1

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                                    INDENTURE

                            Dated as of June 20, 2002

                                      Among

                         ADVANCED MEDICAL OPTICS, INC.,

                       each of the Guarantors named herein

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                   ----------

                                  $200,000,000

               9 1/4% Senior Subordinated Notes due 2010, Series A 9 1/4% Senior Subordinated Notes due 2010, Series B

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                              CROSS-REFERENCE TABLE

    Trust Indenture                                           Indenture
      Act Section                                              Section
------------------------                                  -----------------
(S).310(a)(1)..........................................   7.10
       (a)(2)..........................................   7.10
       (a)(3)..........................................   N.A.
       (a)(4)..........................................   N.A.
       (a)(5)..........................................   7.10.
       (b).............................................   7.03, 7.10
       (c).............................................   N.A.
(S).311(a).............................................   7.11
       (b).............................................   7.11
       (c).............................................   N.A.
(S).312(a).............................................   2.05
       (b).............................................   13.03
       (c).............................................   13.03
(S).313(a).............................................   7.06
       (b)(1)..........................................   7.06
       (b)(2)..........................................   7.06
       (c).............................................   7.06; 13.02
       (d).............................................   7.06
(S).314(a).............................................   4.11; 4.12; 13.02
       (b).............................................   N.A.
       (c)(1)..........................................   13.04; 13.05
       (c)(2)..........................................   13.04; 13.05
       (c)(3)..........................................   N.A.
       (d).............................................   N.A.
       (e).............................................   13.05
       (f).............................................   N.A.
(S).315(a).............................................   7.01(b)
       (b).............................................   7.05; 13.02
       (c).............................................   7.01(a)
       (d).............................................   7.01(c)
       (e).............................................   6.11
(S).316(a)(last sentence)..............................   2.09
       (a)(1)(A).......................................   6.05
       (a)(1)(B).......................................   6.04
       (a)(2)..........................................   10.02
       (b).............................................   6.07
       (c).............................................   10.04
(S).317(a)(1)..........................................   6.08
       (a)(2)..........................................   6.09
       (b).............................................   2.04
(S).318(a).............................................   13.01

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N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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END

                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...........................................................................1
SECTION 1.02.    Incorporation by Reference of Trust Indenture Act....................................30
SECTION 1.03.    Rules of Construction................................................................30

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    Form and Dating......................................................................31
SECTION 2.02.    Execution and Authentication.........................................................32
SECTION 2.03.    Registrar and Paying Agent...........................................................33
SECTION 2.04.    Paying Agent To Hold Assets in Trust.................................................33
SECTION 2.05.    Holder Lists.........................................................................34
SECTION 2.06.    Transfer and Exchange................................................................34
SECTION 2.07.    Replacement Notes....................................................................35
SECTION 2.08.    Outstanding Notes....................................................................35
SECTION 2.09.    Treasury Notes.......................................................................36
SECTION 2.10.    Temporary Notes......................................................................36
SECTION 2.11.    Cancellation.........................................................................36
SECTION 2.12.    Defaulted Interest...................................................................37
SECTION 2.13.    CUSIP Number.........................................................................37
SECTION 2.14.    Deposit of Moneys....................................................................38
SECTION 2.15.    Book-Entry Provisions for Global Notes...............................................38
SECTION 2.16.    Registration of Transfers and Exchanges..............................................39

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee...................................................................44
SECTION 3.02.    Selection of Notes To Be Redeemed....................................................44
SECTION 3.03.    Notice of Redemption.................................................................45
SECTION 3.04.    Effect of Notice of Redemption.......................................................46
SECTION 3.05.    Deposit of Redemption Price..........................................................46
SECTION 3.06.    Notes Redeemed in Part...............................................................47
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SECTION 3.07.    Special Mandatory Redemption.........................................................47

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes.....................................................................47
SECTION 4.02.    Maintenance of Office or Agency......................................................48
SECTION 4.03.    Transactions with Affiliates.........................................................48
SECTION 4.04.    Limitation on Indebtedness...........................................................49
SECTION 4.05.    Disposition of Proceeds of Asset Sales...............................................53
SECTION 4.06.    Limitation on Restricted Payments....................................................54
SECTION 4.07.    Corporate Existence..................................................................58
SECTION 4.08.    Payment of Taxes and Other Claims....................................................58
SECTION 4.09.    Notice of Defaults...................................................................59
SECTION 4.10.    Maintenance of Properties............................................................59
SECTION 4.11.    Compliance Certificate...............................................................59
SECTION 4.12.    Provision of Financial Information...................................................60
SECTION 4.13.    Waiver of Stay, Extension or Usury Laws..............................................60
SECTION 4.14.    Offer to Purchase upon Change of Control.............................................61
SECTION 4.15.    Limitation on Layering...............................................................62
SECTION 4.16.    Limitations on Dividend and Other Payment Restrictions Affecting Restricted
                    Subsidiaries......................................................................62
SECTION 4.17.    Designation of Unrestricted Subsidiaries.............................................64
SECTION 4.18.    Limitation on Liens..................................................................65
SECTION 4.19.    Subsidiary Guarantees................................................................65
SECTION 4.20.    Limitation on Activities of Allergan.................................................66
SECTION 4.21.    Limitation on Use of Proceeds........................................................66

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.    Mergers, Sale of Assets, etc.........................................................66
SECTION 5.02.    Successor Corporation Substituted....................................................68

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default....................................................................68
SECTION 6.02.    Acceleration.........................................................................70
SECTION 6.03.    Other Remedies.......................................................................70
SECTION 6.04.    Waiver of Past Default...............................................................71
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SECTION 6.05.    Control by Majority..................................................................71
SECTION 6.06.    Limitation on Suits..................................................................72
SECTION 6.07.    Rights of Holders To Receive Payment.................................................72
SECTION 6.08.    Collection Suit by Trustee...........................................................72
SECTION 6.09.    Trustee May File Proofs of Claim.....................................................73
SECTION 6.10.    Priorities...........................................................................73
SECTION 6.11.    Undertaking for Costs................................................................74
SECTION 6.12.    Restoration of Rights and Remedies...................................................74

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee....................................................................74
SECTION 7.02.    Rights of Trustee....................................................................76
SECTION 7.03.    Individual Rights of Trustee.........................................................77
SECTION 7.04.    Trustee's Disclaimer.................................................................78
SECTION 7.05.    Notice of Defaults...................................................................78
SECTION 7.06.    Reports by Trustee to Holders........................................................78
SECTION 7.07.    Compensation and Indemnity...........................................................78
SECTION 7.08.    Replacement of Trustee...............................................................80
SECTION 7.09.    Successor Trustee by Merger, etc.....................................................81
SECTION 7.10.    Eligibility; Disqualification........................................................81
SECTION 7.11.    Preferential Collection of Claims Against Company....................................82

                                  ARTICLE EIGHT

                             SUBORDINATION OF NOTES

SECTION 8.01.    Notes Subordinated to Senior Indebtedness............................................82
SECTION 8.02.    No Payment on Notes in Certain Circumstances.........................................82
SECTION 8.03.    Payment Over of Proceeds upon Dissolution, etc.......................................84
SECTION 8.04.    Subrogation..........................................................................85
SECTION 8.05.    Obligations of Company Unconditional.................................................85
SECTION 8.06.    Notice to Trustee....................................................................86
SECTION 8.07.    Reliance on Judicial Order or Certificate of Liquidating Agent.......................87
SECTION 8.08.    Trustee's Relation to Senior Indebtedness............................................87
SECTION 8.09.    Subordination Rights Not Impaired by Acts or Omissions of the Company or
                    Holders of Senior Indebtedness....................................................88
SECTION 8.10.    Holders Authorize Trustee To Effectuate Subordination of Notes.......................88
SECTION 8.11.    This Article Not To Prevent Events of Default........................................88
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SECTION 8.12.    Trustee's Compensation and Rights to Indemnification Not Prejudiced..................88
SECTION 8.13.    No Waiver of Subordination Provisions................................................89
SECTION 8.14.    Subordination Provisions Not Applicable to Money Held in Trust for Holders;
                    Payments May Be Paid Prior to Dissolution.........................................89
SECTION 8.15.    Acceleration of Notes................................................................89

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.    Termination of the Company's and Guarantors' Obligations.............................90
SECTION 9.02.    Application of Trust Money...........................................................91
SECTION 9.03.    Repayment to Company.................................................................92
SECTION 9.04.    Reinstatement........................................................................92

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.   Without Consent of Holders...........................................................93
SECTION 10.02.   With Consent of Holders..............................................................93
SECTION 10.03.   Compliance with Trust Indenture Act..................................................95
SECTION 10.04.   Revocation and Effect of Consents....................................................95
SECTION 10.05.   Notation on or Exchange of Notes.....................................................95
SECTION 10.06.   Trustee To Sign Amendments, etc......................................................96

                                 ARTICLE ELEVEN

                                    GUARANTY

SECTION 11.01.   Unconditional Guaranty...............................................................96
SECTION 11.02.   Severability.........................................................................97
SECTION 11.03.   Release of a Subsidiary Guarantor....................................................97
SECTION 11.04.   Limitation of Subsidiary Guarantors' Liability.......................................98
SECTION 11.05.   Contribution.........................................................................99
SECTION 11.06.   Execution of Note Guarantee..........................................................99
SECTION 11.07.   Subordination of Subrogation and Other Rights........................................99
SECTION 11.08.   Release of the Note Guarantee of Allergan............................................99
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                    Release of the Note Guarantee of Allergan

                                 ARTICLE TWELVE

                            SUBORDINATION OF GUARANTY

SECTION 12.01.   Guaranty Obligations Subordinated to Guarantor Senior Indebtedness..................100
SECTION 12.02.   Payment Over of Proceeds upon Dissolution, etc......................................100
SECTION 12.03.   Subrogation.........................................................................101
SECTION 12.04.   Obligations of Guarantors Unconditional.............................................102
SECTION 12.05.   Notice to Trustee...................................................................103
SECTION 12.06.   Reliance on Judicial Order or Certificate of Liquidating Agent......................104
SECTION 12.07.   Trustee's Relation to Guarantor Senior Indebtedness.................................104
SECTION 12.08.   Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or
                    Holders of Guarantor Senior Indebtedness.........................................104
SECTION 12.09.   Holders Authorize Trustee To Effectuate Subordination of Guaranty...................105
SECTION 12.10.   This Article Not To Prevent Events of Default.......................................105
SECTION 12.11.   Trustee's Compensation Not Prejudiced...............................................105
SECTION 12.12.   No Waiver of Guaranty Subordination Provisions......................................105
SECTION 12.13.   Payments May Be Paid Prior to Dissolution...........................................106

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls........................................................106
SECTION 13.02.   Notices.............................................................................106
SECTION 13.03.   Communications by Holders with Other Holders........................................107
SECTION 13.04.   Certificate and Opinion as to Conditions Precedent..................................107
SECTION 13.05.   Statements Required in Certificate or Opinion.......................................108
SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar...........................................108
SECTION 13.07.   Governing Law, Submission to Jurisdiction and Time..................................108
SECTION 13.08.   Agent for Service; Waiver of Immunities.............................................109
SECTION 13.09.   No Recourse Against Others..........................................................110
SECTION 13.10.   Successors..........................................................................110
SECTION 13.11.   Counterpart Originals...............................................................110
SECTION 13.12.   Severability........................................................................110
SECTION 13.13.   No Adverse Interpretation of Other Agreements.......................................110
SECTION 13.14.   Legal Holidays......................................................................111
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SIGNATURES....................................................S-1

EXHIBIT A    Form of Series A Note............................A-1
EXHIBIT B    Form of Series B Note............................B-1
EXHIBIT C    Form of Legends..................................C-1
EXHIBIT D    Form of Transfer Certificate.....................D-1
EXHIBIT E    Form of Certificate for Regulation S Transfers...E-1

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NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of June 20, 2002, between ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company"), each of the Guarantors named herein, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          "Acquired Business" has the meaning set forth in the definition of "Related Business" below.

          "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Acquisition from such Person or (2) existing at the time such Person becomes a Restricted Subsidiary or is consolidated with or merged into the Company or any Restricted Subsidiary.

          "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or amalgamated with or merged into the Company or any Restricted Subsidiary or (2) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Additional Notes" has the meaning set forth in Section 2.02.

          "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliate Transaction" has the meaning set forth in Section 4.03.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Allergan" means Allergan, Inc., a Delaware corporation.

          "Allergan Credit Facility" means the credit agreement dated as of May 10, 1996 and amended and restated as of March 24, 1998 and further amended prior to the Issue Date by and among Allergan, as borrower and guarantor, the subsidiaries of Allergan named therein as borrowers, the lenders party thereto from time to time, Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, as Co-Agent, as in effect on the Issue Date.

          "Alternate Offer" has the meaning set forth in Section 4.14.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of:

          (1) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares);

          (2) any material license, franchise or other authorization of the Company or any Restricted Subsidiary;

          (3) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or

          (4) any other property (including without limitation intellectual property) or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings but excluding the Equity Interests or other Investment in an Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary after the Issue Date).

          For the purposes of this definition, the term "Asset Sale" shall not include:

     (A) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.18;

     (B) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary;

     (C)  any transaction consummated in compliance with Section 4.06;

     (D) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of $5.0 million; and

     (E) sales or other dispositions of Cash Equivalents, inventory, receivables and other current assets in the ordinary course of business.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code or any similar United States federal or state law relating to, bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" of any Person means the board of directors, managers, management committee or other body governing the management and affairs of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person, or any duly authorized committee thereof.

          "Business Day" means a day that is not a Saturday, a Sunday or a day on which (i) commercial banking institutions in New York, New York are authorized or required by law to be closed or (ii) the New York Stock Exchange is not open for trading.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

          "Cash Equivalents" means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or by, the District of Columbia maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's; (4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and (6) investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

          "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):

          (1) any Person beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company;

          (2) the Company consolidates with, or merges with or into, another Person (other than a Guarantor which is a Wholly Owned Restricted Subsidiary) or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of the Company, "beneficially own or owns" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person;

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a ma-jority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (4) the adoption of a plan of liquidation or dissolution of the Company.

          "Change of Control Date" has the meaning set forth in Section 4.14.

          "Clearstream" means Clearstream Bank, S.A.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Executive Chair of the Board, its Vice Chair of the Board, its President, its Chief Financial Officer, a Vice President or its Treasurer, and by its Controller, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Interest Expense for such Four Quarter Period; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness or issued any Disqualified Equity Interests since the beginning of such Four Quarter Period that remain outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or an issuance of Disqualified Equity Interests, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness or such Disqualified Equity Interests as if such Indebtedness or such Disqualified Equity Interests had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness or Disqualified Equity Interests repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period,

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness or Dis-qualified Equity Interests since the beginning of such Four Quarter Period that no longer remain outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness or Disqualified Equity Interests, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Disqualified Equity Interests, including with the proceeds of any new Indebtedness, as if such Discharge (and Incurrence of new Indebtedness or Disqualified Equity Interests, if any) had occurred on the first day of such Four Quarter Period,

          (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have disposed of any business or group of assets in any asset sale (including by way of merger or otherwise), the Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such disposition, including application of the proceeds therefrom, as if such disposition had occurred on the first day of such Four Quarter Period,

          (4) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an Acquisition, including any Acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or Acquisition occurred on the first day of such Four Quarter Period,

          (5) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have engaged in any transaction that would have required an adjustment pursuant to clause (1), (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Four Quarter Period, and

          (6) for any Four Quarter Period including a fiscal quarter or quarters ended prior to the Issue Date, the amount of Consolidated EBITDA for any such fiscal quarter or quarters shall be calculated in a manner not inconsistent in any material respect with the calculation of pro forma amounts shown herein.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months). In making any determination of compliance with the Consolidated Coverage Ratio under the Indenture, pro forma effect shall be given to the provisions of clause (2) of the definition of "Consolidated Net Income" when giving effect to the Incurrence of any Indebtedness and the application of the proceeds therefrom.

          "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, minus any non-cash item increasing Consolidated Net Income during such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Income Tax Expense for such period;

          (2) Consolidated Interest Expense for such period;

          (3) depreciation expense for such period;

          (4) amortization expense for such period; and

          (5) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period).

          "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, provincial, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of:

          (1) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the net cost under Hedging Obligations relating to interest (including any amortizations of discounts, but excluding any mark-to-market adjustments), (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (d) all capitalized interest and all accrued interest and (e) any original issue discount on any Indebtedness; and

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

          (3) the product of (x) the amount of dividends and distributions paid or accrued in respect of Disqualified Equity Interests of the Company (other than dividends or distributions consisting solely of Qualified Equity Interests) during such period as determined on a consolidated basis in accordance with GAAP and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, provincial, state and local tax rate of the Company, expressed as a decimal;

excluding, however, (i) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes or entering into the Senior Credit Facility and (ii) the portion of interest expense at non Wholly Owned Restricted Subsidiaries equal to the percentage of outstanding Voting Equity Interests of such Restricted Subsidiary held by Persons other than the Company, any Subsidiary of the Company or Affiliates of the Company or any of its Subsidiaries.

          "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in calculating such Consolidated Net Income:

          (1) any net income (loss) of any Person other than the Company or a Restricted Subsidiary, except to the extent of the amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution;

          (2) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, precluding the pay-ment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such limitations or restrictions;

          (3) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person;

          (4) any extraordinary gain or loss;

          (5) the cumulative effect of a change in accounting principles; or

          (6) unrealized gains or losses in respect of Hedging Obligations permitted by clause (6) of Section 4.04 as recorded on the statement of operations in accordance with GAAP;

provided, however, that in the case of clauses (3), (4) and (6) such amount or charge shall be net of any tax or tax benefit to the Company or any of its consolidated Subsidiaries resulting therefrom.

          "Contribution and Distribution Agreement" means the agreement between Allergan and the Company governing the principal corporate transactions required to effect Allergan's contribution of the optical medical device business to the Company, the subsequent distribution of the Company's shares to Allergan's stockholders and other agreements governing the relationship between Allergan and the Company.

          "Corporate Trust Office of the Trustee" means the office of the Trustee at which at any particular time its corporate trust business will be principally administered, which office as of the date hereof is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division-Corporate Finance Unit.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Defeasance Trust Payment" has the meaning set forth in Section 8.02.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Deposi-tory by the Company, and their respective nominees and successors, which must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness" means (1) any Indebtedness outstanding under the Senior Credit Facility and any Hedging Obligations under hedge agreements entered into with lenders or former lenders thereunder and (2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          "Designation" has the meaning set forth in Section 4.17.

          "Designation Amount" has the meaning set forth in the definition of "Investment" below.

          "Discharge" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

          "Disposition" means, with respect to any Person, any merger, consolidation, amalgamation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the maturity date of the Notes; provided, however, that any Equity Interest that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" occurring prior to the maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the "asset sale" or "change of control" provisions applicable to such Equity Interest are not more favorable in any material respect to the holders of such Equity Interests than the terms applicable to the Notes and described in Sections 4.05 and 4.14 and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered in respect of any Offer.

          "Distribution" means the distribution of stock certificates representing the common stock of the Company to holders of the common stock of Allergan in accordance with the Spin-Off Documents.

          "Distribution Date" means the date on or prior to July 31, 2002 on which the Trustee has received an Officers' Certificate certifying that (i) the Distribution has been consummated substantially in accordance with the Spin-Off Documents and (ii) none of the Spin-Off Documents has been modified in a manner materially adverse to the holders of the Notes since the date on which forms of such documents were last provided to the Initial Purchasers prior to the Issue Date.

          "Domestic Subsidiary" means a direct or indirect Restricted Subsidiary that is incorporated under the laws of any State of the United States or Puerto Rico or the District of Columbia other than any such Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary.

          "Employee Matters Agreement" means the agreement between Allergan and the Company pursuant to which the liabilities and responsibilities relating to employee compensation, benefit plans and programs and other related matters shall be allocated between Allergan and the Company.

          "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests and any right or interest which is classified as equity in accordance with GAAP.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Event of Failure" has the meaning set forth in Section 3.07.

          "Excess" has the meaning set forth in Section 4.05. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Notes" means the 9 1/4% Senior Subordinated Notes due 2010, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

          "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Distribution Date and shown on the Company's pro forma balance sheet as of March 29, 2002, or incurred thereafter in the ordinary course of business, until such amounts are repaid; provided, however, that Existing Indebtedness shall not include Indebtedness repurchased or repaid with the proceeds of the offering of the Notes and shall not include Indebtedness for money borrowed.

          "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

          "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

          "Foreign Subsidiary" means a direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

          "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

          "Funding Guarantor" shall have the meaning set forth in Section 11.05.

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States at such time and which are consistently applied.

          "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

          "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guaranteed Indebtedness" has the meaning set forth in Section 4.19.

          "Guarantors" means each of :

          (1) AMO Holdings, LLC, a Delaware limited liability company;

          (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture; and

          (3) Allergan (but only until the Distribution Date);

          and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (3) foreign currency or commodity hedge, swap, exchange or similar protection agreements (agreements referred to in this definition being referred to herein as "Hedging Agreements").

          "Holder" means the registered holder of any Note.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates or amalgamates with the Company or any Restricted Subsidiary. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity Interests in the form of additional shares of the same class of Disqualified Equity Interests, will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Equity Interests; provided, however, in each such case, that the amount thereof is included in the Consolidated Interest Expense as accrued.

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (1) every obligation of such Person for money borrowed;

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses by such Person;

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or (C) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (5) every Capital Lease Obligation of such Person, including, without limitation, from sale-leaseback transactions;

          (6) every net obligation payable under Hedging Agreements of such Person;

          (7) every obligation of the type referred to in clauses (1) through
     (6) above of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and

          (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (7) above.

          Indebtedness:

     (A) shall never be calculated taking into account any cash and cash equivalents held by such Person;

     (B) shall not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inad-vertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within 30 days of their Incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (3) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents;

     (C) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Preferred Equity Interest of any Restricted Subsidiary;

     (D) shall not include any liability for federal, provincial, state, local or other taxes; and

     (E) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

          In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.04, Indebtedness arising solely by reason of the existence of a Lien permitted under
Section 4.18 to secure other Indebtedness permitted to be Incurred under Section
4.04 will not be considered to be incremental Indebtedness.

          "Indemnitees" has the meaning set forth in Section 7.07.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto), as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Independent Financial Advisor" means a nationally recognized accounting, appraisal, investment banking firm or consultant in the United States that is, in the judgment of the Company's Board of Directors, independent and qualified to perform the task for which it is to be engaged.

          "Initial Notes" means the 9 1/4% Senior Subordinated Notes due 2010, of the Company.

          "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, ABN AMRO Incorporated and Banc One Capital Markets, Inc.

          "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "interest" means, with respect to the Notes, the sum of any cash interest and any Liquidated Damages on the Notes.

          "Interest Payment Date" means each semiannual interest payment date on January 15 and July 15 of each year, commencing January 15, 2003.

          "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the January or July 1, (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit (in each case other than in connection with an acquisition of property or assets that does not otherwise constitute an Investment) or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer. For purposes of Sections 4.06 and 4.17, Investments shall be deemed to be made in an amount (the "Designation Amount") equal to the Fair Market Value of assets (net of liabilities) of a Restricted Subsidiary at the time of Designation. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, the Company no longer owns, directly or indirectly, a majority of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Equity Interest of such Restricted Subsidiary that after giving effect to such sale or disposition is owned, directly or indirectly, by the Company.

          "Issue Date" means the original issue date of the Notes.

          "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, and any agreement to give any security interest but excluding any lease which does not secure Indebtedness).

          "Liquidated Damages" has the meaning provided in the Registration Rights Agreement.

          "Losses" has the meaning set forth in Section 7.07.

          "Manufacturing Agreement" means the agreement between Allergan and the Company pursuant to which Allergan will manufacture contact lens care products and one of the Company's ophthalmic surgical products.

          "Maturity Date" means July 15, 2010.

          "Moody's" means Moody's Investors Service, Inc. or any successor to such rating agency business thereof.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

          (2) taxes paid or payable as a result thereof;

          (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

          (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve).

          "Net Proceeds Offer" has the meaning set forth in Section 4.05.

          "Note Guarantee" means the subordinated guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

          "Notes" means, collectively, the Initial Notes, the Additional Notes, the Private Exchange Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Obligations" means any principal, interest (including, in the case of Senior Indebtedness, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

          "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain or incorporate by reference information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer);

          (2) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (1)

     (including a description of the events requiring the Company to make the Offer to Purchase);

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase; and

          (4) any other information required by applicable law to be included therein.

          The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing with signature guaranteed);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company and which complies with the provisions of this Indenture.

          "144A Global Note" means a permanent global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Optional Redemption" has the meaning set forth in Section 3.01(a).

          "Other Business" has the meaning set forth in the definition of "Related Business" below.

          "Pari Passu Debt" means Indebtedness of the Company that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

          "Participants" has the meaning set forth in Section 2.15.

          "Paying Agent" has the meaning set forth in Section 2.03.

          "Payment Blockage Notice" has the meaning set forth in Section
8.02(a).

          "Payment Blockage Period" has the meaning set forth in Section
8.02(a).

          "Permitted Indebtedness" has the meaning set forth in the second paragraph of Section 4.04.

          "Permitted Investments" means:

          (1) Investments in Cash Equivalents;

          (2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (3) loans and advances to employees made in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding;

          (4) Hedging Obligations; provided, however, that such Hedging Obligations are entered into for genuine hedging purposes to protect the Company and/or the Restricted Subsidiaries against interest rate, currency exchange rate, commodity prices or similar fluctuations and not for speculative purposes;

          (5) any non-cash consideration received as a result of Asset Sales in compliance with Section 4.05 or in satisfaction of judgments or claims and any "earn out" or similar right permitted under Section 4.05;

          (6) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company;

          (7) accounts receivable acquired in the ordinary course of business or Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (8) Investments in the Notes;

          (9) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

          (10) an Investment that replaces, refinances or refunds an Investment existing on the Issue Date, provided that such Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; and

          (11) other Investments not to exceed $15.0 million at any one time outstanding.

          "Permitted Junior Securities" means any securities of the Company or any other Person that are:

          (1) equity securities without special covenants; or

          (2) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Permitted Liens" means:

          (1) Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation and the proceeds thereof;

          (2) Liens existing on the Issue Date;

          (3) Liens securing the Notes;

          (4) Liens in favor of the Company or any Restricted Subsidiary;

          (5) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses (1) through (4) above so long as such Lien does not extend to any other property (other than improvements thereto);

          (6) Liens securing performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations entered into in the ordinary course of business and consistent with past business practice; and

          (7) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" means one or more certificated Notes in registered form.

          "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "Private Exchange Notes" has the meaning set forth in Section 1 of the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form of either the legend set forth on Exhibit C under the heading "Form of Legend for 144A Notes" or the legend set forth on Exhibit C under the heading "Form of Legend for Regulation S Notes."

          "Process Agent" has the meaning set forth in Section 13.08.

          "Public Equity Offering" means any primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act and resulting in net proceeds to the Company of at least $35.0 million.

          "Purchase Agreement" means the Purchase Agreement dated as of February 28, 2002 by and among the Company and the Initial Purchasers.

          "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

          "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

          "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

          "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed hereto as Exhibit A.

          "refinancing" has the meaning set forth in Section 4.04.

          "Registrar" has the meaning set forth in Section 2.03.

          "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement to be dated as of the Issue Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.

          "Related Business" means (1) those businesses in which the Company or any of the Restricted Subsidiaries is engaged on the date of this Indenture, or that are reasonably related, ancillary, incidental or complementary thereto and
(2) any business (the "Other Business") which forms a part of a business (the "Acquired Business") which is acquired by the Company or any of the Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

          "Restricted Global Note" means a Global Note that is a Restricted
Note.

          "Restricted Note" has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term "restricted securities"; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

          "Restricted Payment" has the meaning set forth in Section 4.06.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
(i) a Subsidiary of the Company that is designated as an Unrestricted Subsidiary on the Issue Date and (ii) any Subsidiary of the Company that has been designated by the Board of Directors of the Company subsequent to the Issue Date, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.17. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

          "Revocation" has the meaning set forth in Section 4.17.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc. or any successor to such rating agency business thereof.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Senior Credit Facility" means the Credit Agreement, dated on or about June 21, 2002 by and among the Company, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Lead Arranger and Banc of America Securities LLC as Lead Arranger, including any deferrals, renewals, extensions, replacements (which need not be in lieu of a corresponding reduction in commitments under the aforementioned credit agreement), refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lender, creditor, or any one or more group of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned credit agreements), and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

          "Senior Indebtedness" means, with respect to any Person at any date,

          (1) all Obligations of such Person under the Senior Credit Facility;

          (2) all Hedging Obligations of such Person; and

          (3) Obligations of such Person, in connection with all other Indebtedness of the Company unless the instrument under which such Indebtedness is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof.

          Notwithstanding the foregoing, Senior Indebtedness shall not include
(a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company, unless and for so long as such Indebtedness has been pledged to secure Obligations to a third party; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of such Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person; (f) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Person.

          "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,
(i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or
(ii) as of the end of such fiscal year, owned more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Special Mandatory Redemption" has the meaning set forth in Section 3.07.

          "Specified Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries other than any Indebtedness constituting Senior Indebtedness or constituting Indebtedness of a Restricted Subsidiary that is not a Guarantor.

          "Spin-Off Documents" means the Contribution and Distribution Agreement, the Transitional Services Agreement, the Manufacturing Agreement, the Employee Matters Agreement and the Tax Sharing Agreement, in each case entered into as of the Distribution Date between the Company and Allergan.

          "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "Subsidiary Guarantor" means any Guarantor other than Holdings.

          "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "Tax Sharing Agreement" means the agreement between Allergan and the Company governing the respective rights, responsibilities and obligations of Allergan and the Company after the Distribution with respect to taxes for any tax period ending before, on or after the Distribution.

          "TIA" means the United States Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03), until such time as this Indenture is qualified under such act, and thereafter as in effect on the date which this Indenture is qualified under such act.

          "Total Assets" means, with respect to any Person, as of any date, the consolidated total assets of such Person, as determined in accordance with GAAP.

          "Transitional Services Agreement" means the agreement between Allergan and the Company pursuant to which Allergan and the Company will provide each other certain transitional services.

          "Trust Officer" means any officer of the Trustee within the Corporate Trust Division - Corporate Finance Unit of the Trustee (or any similar successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and Section 7.05 shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Unrestricted Global Note" means a Global Note that is an Unrestricted Note.

          "Unrestricted Notes" means one or more Notes that do not and are not required to bear the legends set forth in Exhibit C hereto under the heading "Form of Legend for 144A Notes" and "Form of Legend for Regulation S Notes," including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.17, in each case until such time as any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such Section.

          "Unutilized Net Cash Proceeds" has the meaning set forth in Section 4.05.

          "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness (including Disqualified Equity Interests) at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, dividends, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness (including Disqualified Equity Interests).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Guarantees.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to "dollars," and "$" are to United States dollars; and

          (8) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements (including the Note Guarantee) required by law, stock exchange rule or usage, any organizational document or governing instrument, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The Company shall approve the form of the Notes and any notation, legend or endorsement (including the Note Guarantee) on them. Each Note shall be dated the date of its authentication.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes bearing the legends set forth on Exhibit C hereto under the heading "Form of Legend for 144A Notes" and "Form of Legend for Global Notes" and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes bearing the legends set forth as on Exhibit C hereto under the heading "Form of Legend for Regulation S Notes" and "Form of Legend for Global Notes," each substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided with the Guarantees of the Guarantors endorsed thereon. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream (or any successor document setting forth the procedures, terms and/or conditions of such Euroclear and Clearstream, as ap-plicable) shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream, as applicable.

SECTION 2.02. Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign the Notes for the Company by manual or facsimile signature, or one Officer shall sign the Notes for the Company by manual or facsimile signature and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature.

          If an Officer or an Assistant Secretary whose signature is on a Note was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $200,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate, which Officers' Certificate shall comply with Section
13.04. In addition, each such Officers' Certificate shall include the statements in Section 13.05. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. Additional amounts may be issued in one or more series from time to time (the "Additional Notes"), subject to Section 4.04, which Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order.

          All Notes issued under this Indenture, whether issued on the Issue Date or subsequent to the Issue Date, shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenti-cating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charges payable in connection therewith.

SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

          If the Company shall enter into an agency agreement with any Agent not a party to this Indenture, such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute forthwith all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request from a Holder of such Notes to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.05, 4.14, or 10.05, in which events the Company shall be responsible for the payment of such transfer taxes or other governmental charges, as applicable). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mail-ing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee or any such Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity sufficient to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

          Every replacement Note is an additional obligation of the Company.

SECTION 2.08. Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be fully protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall promptly notify the Trustee in writing when it, any Guarantor or any of its or their respective Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

          Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to
Section 2.02 definitive Notes in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes to the Registrar or co-Registrar without charge to the Holder. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation; provided, however, that the Trustee shall not be required to destroy certificates. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its then customary practice or as otherwise directed by the Company in a Company Order; provided, however, that the Trustee shall not be required to destroy certificates. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

SECTION 2.12. Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(2) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Number.

          The Company in issuing the Notes will use a "CUSIP" number and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use the "CUSIP" and/or other number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such number printed in the notice or on the Notes, and that reliance may be placed only on such other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any changes in "CUSIP" and/or other numbers.

SECTION 2.14. Deposit of Moneys.

          Not less than one Business Day prior to each Interest Payment Date, Redemption Date, Purchase Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends set forth on Exhibit C hereto under the heading "Form of Legend for Global Notes."

          Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes only if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depositary or the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (d) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this
Section 2.15 shall, except as otherwise provided by Section 2.16, bear a Private Placement Legend.

          (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or co-Registrar with a request:

          (i) to register the transfer of the Physical Notes; or

          (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for Registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Note is being delivered to the Registrar or co-Registrar by a Holder in connection with a Registration pursuant to which such Holder will exchange an Initial Note for an Unrestricted Note, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

          (B) if such Physical Note is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

          (C) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfer substantially in the form of Exhibit E hereto and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

     (A) certification, substantially in the form of Exhibit D hereto, that such Physical Note is being transferred (I) to a QIB, (II) in an offshore transaction in reliance on Regulation S and, with respect to
          (II), certification substantially in the form of Exhibit E, hereto and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act or (III) without transfer, in an exchange of a Physical Note for a beneficial interest in a Global Note; and

     (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no 144A Global Note or Regulation S Global Note, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.

               (I) Transfer and Exchange of Beneficial Interests between Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Such transfers shall be effected upon receipt by the Registrar or Co-Registrar of (a) written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the Registration of transfer of an interest in a 144A Global Note or a Regulation S Global Note, as the case may be, and (b) a certificate substantially in the form of Exhibit D hereto and, with respect to a transfer of an interest in the Notes to a transferee who takes delivery thereof in the form of an interest in the Regulation S Global Note, a certificate substantially in the form of Exhibit E hereto. In the case of a transfer of such interest from a Global Note to a different Global Note, the Registrar or Co-Registrar shall endorse the schedule identified as Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease, as applicable, in the principal amount of such Global Note and provide the Depository with all such information as is necessary for the Depository to appropriately credit and debit the relevant Participant accounts. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

               (II) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. An interest in a Restricted Global Note may be exchanged by any Holder thereof for an interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of an interest in an Unrestricted Global Note if (i) such exchange or transfer
     (i) complies with the requirements of Section 2.16(c)(I) above and (ii) the provisions of the second sentence of Section 2.16(f) hereof would not prohibit the Registrar or co-

     Registrar from delivering Notes that do not bear a Private Placement Legend. Upon satisfaction of the conditions set forth in the immediately preceding sentence, the Registrar or co-Registrar shall endorse the schedule identified as Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer and provide the Depository with all such information as is necessary for the Depository to appropriately credit and debit the relevant Participant accounts.

          (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note. Subject to Section 2.15(b):

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note; provided, however, that prior to the Registration, a transferee that is a QIB may not exchange a beneficial interest in Global Note for a Physical Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, with respect to a transfer or exchange of a beneficial interest in a Regulation S Global Note, a certification substantially in the form of Exhibit E hereto and, if the Company in its sole discretion shall so require, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-

     Registrar, the aggregate principal amount of the applicable Global Note to be reduced and endorse the schedule identified as Schedule A to such Global Note to reflect such decrease in the aggregate principal amount of such Global Note and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount.

          (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes not bearing a Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear a Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes bearing a Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear a Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without a Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

          (g) General. By its acceptance of any Note bearing a Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

          (a) If the Company wants to redeem Notes pursuant to paragraph 5 or 6 of the Notes (an "Optional Redemption") at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 30 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

          (b) If the Company is required to redeem the Notes pursuant to Section
3.07 hereof and paragraph 7 of the Notes at the stated redemption price, it shall notify the Trustee in writing of the Redemption Date, which shall be no later than 20 days after the Event of Failure. The Company shall give such notice to the Trustee promptly upon the occurrence of the Event of Failure, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

SECTION 3.02. Selection of Notes To Be Redeemed.

          In the event that less than all of the Notes are to be redeemed at any time pursuant to an Optional Redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes then outstanding subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to an Optional Redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date relating to an Optional Redemption, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. As promptly as possible following an Event of Failure, the Company shall mail a notice of redemption by first-class mail to each Holder at such Holder's registered address.

          Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number thereon, if any) in the case of an Optional Redemption and shall state in any case:

          (1) the Redemption Date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making payment of the redemption price, interest on Notes called for redemption ceases to accrue on and after the Re-demption Date and the only remaining right of the Holders is to receive payment of the redemption price plus accrued interest, if any, upon surrender to the Paying Agent;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

          (7) the CUSIP and/or other similar number as contemplated by Section 213.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Notes designated for redemption as a whole or in part shall not affect the validity of the procedures for the redemption of any other Note.

SECTION 3.04. Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date and after such date such Notes shall cease to bear interest.

SECTION 3.05. Deposit of Redemption Price.

          On or prior to 10:00 a.m. on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest, if any, on, all Notes or portions thereof to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. All money, if any, earned on funds held in trust by the Paying Agent shall be remitted to the Company.

          If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and ac-crued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the redemption price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Special Mandatory Redemption.

          If the Distribution Date has not occurred on or prior to July 31, 2002 (an "Event of Failure"), the Company shall redeem all of the Notes (a "Special Mandatory Redemption") at a redemption price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), which will be no later than 10 days after an Event of Failure.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

          The Company shall pay the principal of (and premium, if any) and interest and all Liquidated Damages, if applicable, on the Notes on the dates and in the manner provided in the Notes and the Registration Rights Agreement and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the addresses of the Trustee set forth in Section
13.02. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03. Transactions with Affiliates.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction, taken as a whole, is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction on an arm's-length basis with an unaffiliated third party; and

          (2) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments or other consideration having a Fair Market Value in excess of $2.5 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions, or, in the event that there are no disinterested directors, the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

          In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

          Notwithstanding the foregoing, the restrictions set forth in this
Section 4.03 shall not apply to:

          (1) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

          (2) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;

          (3) the Spin-Off Documents as in effect on the Distribution Date;

          (4) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

          (5) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

          (6) any transaction consummated in compliance with Section 4.06;

          (7) issuances and sales to Affiliates of Qualified Equity Interests of the Company; and

          (8) transactions with any Person that is an Affiliate of the Company or any Restricted Subsidiary solely because the Company or any Restricted Subsidiary owns Equity Interests in, or otherwise control, such Person.

SECTION 4.04. Limitation on Indebtedness.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests, except in each case for Permitted Indebtedness; provided, however, that (i) the Company and any Guarantor may Incur Indebtedness or issue Disquali-fied Equity Interests if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Coverage Ratio of the Company would be greater than 2.25 to 1.0; and (ii) any Restricted Subsidiary that is not a Guarantor may Incur Indebtedness or issue Disqualified Equity Interests if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Coverage Ratio of the Company would be greater than 2.75 to 1.0.

          The foregoing limitations will not apply to the Incurrence or issuance of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (1) Indebtedness under the Notes issued on the Issue Date, the Note Guarantees and this Indenture with respect to obligations resulting from the Notes issued on the Issue Date and the Note Guarantees;

          (2) Existing Indebtedness;

          (3) Indebtedness of the Company and its Restricted Subsidiaries pursuant to the Senior Credit Facility in an amount not to exceed the greater of (a)(i) term loans in an aggregate principal amount at any one time outstanding not to exceed $100.0 million, less the amount by which such term loans are repaid (other than through refinancing Indebtedness), plus (ii) revolving loan commitments and loans thereunder in an aggregate principal amount at any time outstanding not to exceed $40.0 million, less the amount by which commitments thereunder are permanently reduced and
     (b)(i) 85% of accounts receivable of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements are available, plus (ii) 65% of inventory of the Company and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter for which financial statements are available;

          (4) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and Indebtedness of the Company owed to and held by any Restricted Subsidiary, or Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries held by the Company or any Restricted Subsidiary which Indebtedness is unsecured and subordinated in right of payment to the payment and performance of the Company's or the Restricted Subsidiary's obligations under any Senior Indebtedness, this Indenture and the Notes; provided, however, that an Incurrence of Indebtedness and issuance of Disqualified Equity Interests that is not per-mitted by this clause (4) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness or Disqualified Equity Interests of the Company or any Restricted Subsidiary referred to in this clause (4) to a Person (other than the Company or any Restricted Subsidiary), and (ii) the designation of a Restricted Subsidiary which holds Indebtedness or Disqualified Equity Interests of the Company or any other Restricted Subsidiary incurred pursuant to this clause (4) as an Unrestricted Subsidiary;

          (5) guarantees by the Company or any Restricted Subsidiary of Indebtedness permitted to be Incurred under this Section 4.04 and in compliance with Section 4.19 hereof;

          (6) Hedging Obligations of the Company and the Restricted Subsidiaries; provided, however, that such Hedging Obligations are entered into for genuine hedging purposes to protect the Company and/or the Restricted Subsidiaries against interest rate, currency exchange rate, commodity prices or similar fluctuations and not for speculative purposes;

          (7) Indebtedness of the Company or any Restricted Subsidiary consisting of Purchase Money Indebtedness and Capital Lease Obligations (and refinancings thereof) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (7), does not exceed $10.0 million;

          (8) Indebtedness or Disqualified Equity Interests of the Company or a Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred or Disqualified Equity Interests issued in compliance with the Consolidated Coverage Ratio of the first paragraph of this Section
     4.04 or any of clause (1), (2), (8) or (10) of this Section 4.04; provided, however, that:

               (A) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith,

               (B) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

               (C) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests and Disqualified Equity Interests may only be refinanced with other Disqualified Equity Interests; and

               (D) refinancing Indebtedness Incurred by a Restricted Subsidiary may only be used to refinance Indebtedness of a Restricted Subsidiary and not Indebtedness of the Company;

          (9) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, Equity Interests; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (10) Acquired Indebtedness of any Restricted Subsidiary that is not a Guarantor, other than Indebtedness Incurred in connection with, or in contemplation of, such transaction; provided, however, that the Company on a pro forma basis could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio of the first paragraph of this Section 4.04; and

          (11) In addition to the items referred to in clauses (1) through (10) above, Indebtedness (including any Indebtedness under the Senior Credit Facility that utilizes this clause (11)) having an aggregate principal amount not to exceed $20.0 million at any time outstanding.

          For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above (other than Indebtedness under the Senior Credit Facility outstanding on the Issue Date, which will be deemed to have been Incurred under clause (3)); or is entitled to be Incurred pursuant to the first paragraph of this Section 4.04, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness from time to time in any manner that results in compliance with this Section 4.04 and such item of Indebtedness will be treated at any particular time as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.04.

SECTION 4.05. Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

          (2) at least 75% of such consideration consists of (A) cash or Cash Equivalents or (B) properties and capital assets to be used in a Related Business.

          The amount of any (A) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents and (B) notes, securities or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash or Cash Equivalents shall be deemed to be cash, in an amount equal to the net cash proceeds or the Fair Market Value of the Cash Equivalents realized upon such conversion, sale or exchange for purposes of determining the percentage of the consideration received by the Company or the Restricted Subsidiaries in cash or Cash Equivalents.

          The Company or such Restricted Subsidiary, as the case may be, may apply an amount equal to the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to:

          (1) repay Senior Indebtedness; or

          (2) make an investment in or expenditures for properties and capital assets to be used in a Related Business that, as a result of or in connection with such investment, becomes a Restricted Subsidiary.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (1) or
(2) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Notes and Pari Passu Debt on a pro rata basis up to an aggregate maximum principal amount of Notes and Pari Passu Debt equal to such Unutilized Net Cash Proceeds, at a pur-chase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, further, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

          (b) With respect to any Offer to Purchase effected pursuant to this
Section 4.05 (a "Net Proceeds Offer"), among the Notes and the Pari Passu Debt, to the extent the aggregate principal amount of Notes and the Pari Passu Debt tendered pursuant to such Net Proceeds Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and Pari Passu Debt shall be purchased pro rata based on the aggregate principal amount of such Notes and Pari Passu Debt tendered by each holder thereof. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and Pari Passu Debt tendered by the holders thereof pursuant to such Net Proceeds Offer (such excess constituting an "Excess"), the Company may retain and utilize such Excess for any general corporate purposes. Upon the completion of a Net Proceeds Offer, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

          (c) In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          (d) Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any probation among tendering Holders as described above.

SECTION 4.06. Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

          (1) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in the form of Qualified Equity Interests of the

Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (3) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary); or

          (4) make any Investment (other than Permitted Investments) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated or amalgamated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(any such payment or any other action (other than any exception thereto) described in (1), (2), (3) or (4) above is each a "Restricted Payment"), unless:

          (I) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (II) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; and

          (III) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (without duplication):

               (A) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the fiscal quarter beginning on March 30, 2002 and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

               (B) the aggregate net cash proceeds received by the Company either (i) as capital contributions to the Company after the Issue Date or (ii) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus

               (C) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus

               (D) in the case of the disposition or repayment of any Investment or the release of a guarantee constituting a Restricted Payment made after the Issue Date, an amount equal to the cash proceeds of such disposition or repayment, less the cost of the disposition of such Investment and net of taxes, and, in the case of guarantees, less any amounts paid under such guarantee, plus

               (E) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.17, the Company's proportionate interest in an amount equal to the excess of
          (i) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (ii) the total liabilities of such Subsidiary, determined in accordance with GAAP.

The foregoing provisions will not prevent:

          (1) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture;

          (2) the payment of any dividend or distribution on a pro rata basis to holders of minority Equity Interests in a Restricted Subsidiary;

          (3) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, other Equity Interests of the Company (other than Disqualified Equity Interests in the case of any such purchase, redemption, retirement or other acquisition of Qualified Equity Interests); provided, however, that any such net cash proceeds and the value of any

     Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (III)(B) of the preceding paragraph (and were not included therein at any time);

          (4) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of:

          (A) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (III)(B) and (III)(C) of the preceding paragraph (and were not included therein at any time) or

          (B) Disqualified Equity Interests of the Company or other Subordinated Indebtedness having no stated maturity for the payment of any portion of principal thereof prior to the final stated maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or acquired and having a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or acquired;

          (5) repurchases of Equity Interests deemed to occur upon the exercise of stock options;

          (6) payments of dividends on, and the repurchase, redemption, retirement or acquisition at the scheduled maturity, scheduled repayment or scheduled sinking fund date, of Disqualified Equity Interests the Incurrence of which was permitted by this Indenture;

          (7) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with the provisions of
     Section 5.01;

          (8) payments on account of purchases of Equity Interests from employees and directors of the Company in connection with employee stock option plans in an aggregate amount in any calendar year not to exceed $3.0 million; and

          (9) Restricted Payments not to exceed $7.5 million in the aggregate since the Issue Date;

provided, however, that in the case of each of clauses (6) and (8) no Default shall have occurred and be continuing or would arise therefrom.

          In determining the amount of Restricted Payments permissible under clause III of this Section 4.06, amounts expended pursuant to clauses (7) and
(8) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (1) through (6) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07. Corporate Existence.

          Except as permitted by Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or any State thereof or of the District of Columbia.

SECTION 4.08. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Restricted Subsidiary to perform its obligations hereunder and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary except for any Lien permitted to be incurred under Section 4.18, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Restricted Subsidiary to perform its obligations hereunder; provided, however, that the

Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.09. Notice of Defaults.

          Upon becoming aware of any Default or Event of Default, the Company shall promptly, and in any event within 30 days, deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and what action the Company proposes to take with respect thereto to the extent then determined.

SECTION 4.10. Maintenance of Properties.

          The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or such Restricted Subsidiary, desirable in the reasonable conduct of the business of the Company or any Restricted Subsidiary; provided, further, that the foregoing shall not prohibit a sale, transfer or conveyance to a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

SECTION 4.11. Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signer knows of any Default or Event of Default by the Company that occurred during such fiscal year. If he or she does know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The Company shall provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.12. Provision of Financial Information.

          Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee, and the Trustee will deliver to the Holders within the time periods specified in the SEC's rules and regulations (i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's independent auditors; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include or be accompanied by a reasonably detailed presentation (which may be contained in the footnotes) of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in the second preceding paragraph with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will also furnish to Holders, securities analysts and prospective investors upon request the information (if any) required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company shall also comply with the other provisions of
Section 314(a) of the TIA.

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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

SECTION 4.14. Offer to Purchase upon Change of Control.

          In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding, and shall purchase all Notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

          The Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase at the same purchase price, at the same time and otherwise in compliance with the requirements applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

          In addition, the Company shall not be required to make an Offer to Purchase, as provided above, if, in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Purchase Price and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer so long as the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Offer to Purchase.

          If a Change of Control occurs which also constitutes an event of default under the Senior Credit Facility, the lenders under the Senior Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Senior Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company and its Subsidiaries will be prior to any claim of the Holders of the Notes with respect to such assets. In addition, the subordination provisions of this Indenture prohibit the Company from complying with the Change of Control provisions.

          If an Offer to Purchase is made, the Company may not have available funds sufficient to pay for all of the Notes that might be tendered by Holders of Notes seeking to accept the Offer to Purchase. If the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture.

          If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any other applicable federal or state securi-ties laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

          Except as described in this covenant with respect to a Change of Control, this Indenture does not contain any provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

SECTION 4.15. Limitation on Layering.

          The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company. No Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right o payment to the Note Guarantee of such Guarantor and expressly rank subordinate in right of payment to any other Indebtedness of such Guarantor.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (A) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (B) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (C) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (1) the Senior Credit Facility and Existing Indebtedness, as in effect on the Distribution Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced;

          (2) any applicable law, rule, regulation or order;

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

          (3) any instrument of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such instrument was entered into by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to any Restricted Subsidiary, or the properties or assets of any Restricted Subsidiary, other than the Acquired Person or the property or assets of the Acquired Person;

          (4) customary non-assignment provisions in leases, licenses or contracts;

          (5) Purchase Money Indebtedness and Capitalized Lease Obligations for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired;

          (6) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (6) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto;

          (7) refinancing Indebtedness permitted under clause (8) of the second paragraph of Section 4.04; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

          (8) this Indenture;

          (9) any other instrument governing Indebtedness of the Company that is no more restrictive than those contained in this Indenture or the Senior Credit Facility as in effect on the Issue Date;

          (10) any security agreement or mortgage securing Indebtedness of the Company or any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) any instrument (other than any instrument described in clause
     (13)) governing Indebtedness Incurred by Foreign Subsidiaries in accordance with the Indenture so long as (a) at the time of and immediately after giving pro forma effect to such Incurrence and the application of the proceeds therefrom, the Consolidated Coverage Ratio of the Company would be greater than 2.75 to 1.0, and (b) such encumbrance or restriction permits by its terms at all times (other than during the occurrence and continuation of a payment default under such Indebtedness) distributions or loans to the Company to permit payments on the Notes when due as required by the terms of this Indenture;

          (13) any instrument (other than any instrument described in clause
     (12)) governing Indebtedness Incurred by Foreign Subsidiaries in accordance with the Indenture in an aggregate principal amount not to exceed $30.0 million at any one time outstanding; and

          (14) customary restrictions imposed by the terms of shareholders', partnership or joint venture agreements entered into in the ordinary course of business; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture.

SECTION 4.17. Designation of Unrestricted Subsidiaries.

          (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (1) no Default or Event of Default shall have occurred and be continuing after giving effect to such Designation; and

          (2) except in the case of a newly organized Subsidiary in which the Company and the Restricted Subsidiaries have made an aggregate Investment of $10,000 or less, and assuming the effectiveness of such Designation, an Investment in an amount equal to the Designation Amount could be made in compliance with the first paragraph of Section 4.06.

          Neither the Company nor any Restricted Subsidiary shall at any time
(A) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (C) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of any Unrestricted Subsidiary and, assuming com-pliance with clauses (A) and (B) above, to the extent permitted under Section
4.06. All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (1) no Default or Event of Default shall have occurred and be continuing after giving effect to such Revocation; and

          (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

          (c) All Designations and Revocations must be evidenced by filing with the Trustee resolutions of the Board of Directors of the Company and an Officers' Certificate certifying compliance with the foregoing provisions.

SECTION 4.18. Limitation on Liens.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens (other than Permitted Liens) against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, in each case to secure any Specified Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under this Indenture equally and ratably with such Indebtedness (or, in the event that such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

SECTION 4.19. Subsidiary Guarantees.

          If any Restricted Subsidiary that is a Domestic Subsidiary (including any Restricted Subsidiary formed or acquired after the Issue Date) shall guarantee any Indebtedness ("Guaranteed Indebtedness") of the Company pursuant to the Senior Credit Facility), then such Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture, (ii) execute and deliver to the Trustee a Note Guarantee in accordance with Section 11.06 and (iii) deliver to the Trustee an Opinion of Counsel that, subject to customary qualifications such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obliga-tion of such Subsidiary. In addition, the Company may, at its option, cause any Restricted Subsidiary to guarantee all of the Company's obligations under the Notes and this Indenture.

          Notwithstanding the foregoing, any guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation or any sale of all of the capital stock of that Guarantor) to a Person that is not the Company or a Subsidiary; provided that the Company shall, if applicable, apply the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (ii) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with this Indenture; and (iii) if such Guarantor's guarantee of the Senior Credit Facility is released or discharged, or, at the Company's option, if the Guarantor is not a guarantor of the Senior Credit Facility.

SECTION 4.20. Limitation on Activities of Allergan.

          Prior to the Distribution Date, Allergan shall not agree to amend or modify or seek a waiver of any of the provisions of Sections 5.08 and 5.11 of the Allergan Credit Facility or the defined terms used in such sections in a manner materially adverse to the Holders, other than the adoption of Amendment No. 2 to the Allergan Credit Facility in the form provided to the Initial Purchasers, together with such modifications thereto that are not materially adverse to the Holders.

SECTION 4.21. Limitation on Use of Proceeds.

          The Company shall not, directly or indirectly, use the net proceeds received from the issuance of the Notes for any purpose other than investing in cash until the closing and initial funding under the Senior Credit Facility has been consummated as contemplated in the offering memorandum related to the Notes dated as of June 13, 2002.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Sale of Assets, etc.

          The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless:

          (1) either (A) the Company shall be the Surviving Person or (B) the Surviving Person (if other than the Company) shall be a corporation, partnership, company or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every provision of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company;

          (2) immediately thereafter, on a pro forma basis after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) except in the case of any such transaction between the Company and any Restricted Subsidiary, immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; and

          (4) the Company will have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under this Indenture and the Notes.

          A Guarantor may not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person), another Person unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

          (b) the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

SECTION 5.02. Successor Corporation Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or of such Guarantor under its Guaranty, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

          The occurrence of any of the following will be defined as an "Event of Default" for purposes of this Indenture:

          (1) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of Article Eight hereof);

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

          (2) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of Article Eight hereof;);

          (3) failure to pay on the Purchase Date the Purchase Price for any
     Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of Article Eight hereof);

          (4) failure to perform or comply with any of the provisions of Section 5.01;

          (5) failure to perform or comply with any of the provisions of Section 3.07;

          (6) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Notes continued for 60 days or more after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (7) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of greater than $12.5 million individually or in the aggregate either (A) that have resulted in the acceleration of the payment of such Indebtedness or (B) by the Company or any of its Restricted Subsidiaries in the payment of principal when due at the stated maturity of any such Indebtedness;

          (8) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of greater than $12.5 million which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (9) a Note Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the Note Guarantee is found to be invalid or a Guarantor denies its liability under its Note Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); or

          (10) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents to the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; or

          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding;
     (ii) appoints a Custodian of the Company or any Significant Restricted Subsidiary for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Restricted Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

SECTION 6.02. Acceleration.

          If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (10) or (11) of
Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Trustee and the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable (a) if there shall no longer be any Senior Credit Facility, immediately or (b) if there shall be a Senior Credit Facility, upon the first to occur of (i) the declaration of an acceleration of Indebtedness outstanding under the Senior Credit Facility and (ii) the fifth Business Day after receipt by the Company and the agents or trustees acting on behalf of any Senior Credit Facility of such declaration given under this Indenture and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary will become immediately due and payable. If an Event or Default specified in clause (10) or (11) of Section 6.01 occurs, the Notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

          After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

          Subject to Sections 2.09, 6.02, 6.07 and 10.02, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all of the Notes, by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of and premium, if any, or interest on any Note as specified in clauses (1), (2) and (3) of Section 6.01 or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in
Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this
Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

          Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trus-tee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused or expected to be caused by taking such action or following such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

          No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity or security, to the Trustee to institute such proceeding as the Trustee shall require, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, in-cluding the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 6.10. Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, after reserving therefrom by the Trustee an amount sufficient, in the determination of the Trustee, to cover the expenses, disbursements and advances of the Trustee that may be incurred thereafter, it shall pay out the money or property, subject to applicable law, in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.

SECTION 6.12. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of a Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions furnished to the Trustee which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

          (c) The Trustee shall not be relieved from liability for its own gross negligence or bad faith in acting or failing to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction; provided, however, that under no circumstances shall the Trustee be required to advance its own funds.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers other than any liabilities arising out of the gross negligence, bad faith or willful misconduct of the Trustee.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may rea-sonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The Trustee shall not be deemed to have notice or be charged with any knowledge of any Default or Event of Default unless a Trust Officer who has direct responsibility for the administration of this Indenture has actual knowledge thereof or unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or by any Holder written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. Delivery of the reports, information and documents to the Trustee pursuant to Section 4.12 hereof is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance or noncompliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (l) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default (as provided in Section 7.02(i) hereof), the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Note or a Default or Event of Default in complying with
Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers or its executive committee in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S)
315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

          The Company and the Guarantors shall pay to the Trustee from time to time such compensation as the Company and the Guarantors and the Trustee shall from time to time agree in writing for all its services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services in accordance with any of the provisions of this Indenture except any such disbursements, expenses and advances as may be attributable to the Trustee's gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company and the Guarantors shall indemnify, defend and hold the Trustee and its directors, officers, employees, directors and agents (collectively, with the Trustee, the "Indemnitees") harmless from and against every loss, liability or expense, including, without limitation, taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim (collectively, "Losses"), that may be imposed on, incurred by or asserted against, any Indemnitee for, or in respect of, the Trustee's (1) execution and delivery of this Indenture relating to Senior Indebtedness, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to conclusively rely pursuant to the terms of the Indenture, (3) performance under this Indenture or (4) enforcement of this provision, provided in each case that the Trustee has not acted with gross negligence or engaged in willful misconduct. The Trustee shall notify the Company and the Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of their obligations hereunder, except to the extent, if any, that such failure actually prejudices the defense of such claim. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's and the Guarantors' expense; provided, however, that the Company's and the Guarantors' reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          As long as no Event of Default has occurred and is continuing, the Company and the Guarantors need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest on particular Notes or the Purchase Price or redemption price of any Notes to be purchased pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's and the Guarantors' obligations under this Section 7.07 and any Lien or claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law or otherwise.

          The provisions of this Section 7.07 shall survive the termination of this Indenture, including, without limitation, the resignation or removal of the Trustee for any reason. The Trustee's claims under this Section 7.07 shall have priority over all other claims against the Company and the Guarantors under this Indenture.

          "Trustee" for purposes of this Section 7.07 shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing no later than 30 Business Days prior to the proposed date of resignation and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (c) a Custodian or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee so long as it meets the requirements of Section 7.10.

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the TIA.

SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             SUBORDINATION OF NOTES

SECTION 8.01. Notes Subordinated to Senior Indebtedness.

          The Company covenants and agrees, and the Trustee and each Holder of the Notes by the acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Eight; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations arising under Senior Indebtedness.

SECTION 8.02. No Payment on Notes in Certain Circumstances.

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of the Holders pursuant to Article Nine (a "Defeasance Trust Payment")) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase, redemption or otherwise, will be made and the Company may not defease the Notes, if, at the time of such payment or defeasance, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior In-debtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase, redemption or otherwise to such Holders, and the Company will not defease the Notes during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (2) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (3) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder at a time when such payment is prohibited by Section 8.02(a), such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Designated Senior Indebtedness may have been issued or incurred, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.03(a) and before all Obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the pay-ment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04. Subrogation.

          Upon the payment in full in cash of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05. Obligations of Company Unconditional.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the

Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

SECTION 8.06. Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eight. Unless the Trustee has failed to give notice of its change of address pursuant to Section 13.02 hereof, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section
8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03 or from any Holder under Section 8.02(b). The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to estab-lish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent or representative on behalf of any such holder. A holder of Senior Indebtedness and any trustee, agent or other representative on behalf of such holder shall be entitled to deliver all notices required by this Section
8.06 or otherwise pursuant to this Article Eight to the address of the Trustee set forth herein unless such holder or the trustee, agent or representative of such holder shall have received actual written notice of a change of address of the Trustee.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08. Trustee's Relation to Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 8.02(b) and 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the
              Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or by any matter or thing referred to in the second paragraph of Section 8.16. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10. Holders Authorize Trustee To Effectuate Subordination of Notes.

          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 8.11. This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1), (2) or (3) of Section 6.01.

SECTION 8.12. Trustee's Compensation and Rights to Indemnification Not
              Prejudiced.

          Nothing in this Article Eight shall apply to amounts due to the Trustee, or its rights to indemnification, pursuant to other sections in this Indenture.

SECTION 8.13. No Waiver of Subordination Provisions.

          Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for
              Holders; Payments May Be Paid Prior to Dissolution.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine when permitted pursuant to Article Eight shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Notes and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15. Acceleration of Notes.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of the Company's and Guarantors' Obligations.

          Subject to the provisions of Article Eight, this Indenture will be discharged and the Company's and the Guarantors' substantive obligations in respect of the Notes will cease when: (1) either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and
(2) the Company has deposited or caused to be deposited with the Trustee, in trust for the benefit of the holders of the Notes, all sums payable by it on account of principal of, premium, if any, and interest on all Notes (except lost, stolen or destroyed Notes which have been replaced or paid) or otherwise, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or redemption date, as the case may be by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Notes or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (1), provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Sections 6.01(10) or (11), occurs at any time on or prior to the 91st calendar day after the date the Company deposits with the Trustee all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, the Company may terminate its and the Guarantors' substantive covenant obligations in respect of Article Four (other than Sections 4.01, 4.02 and 4.07) and Article Five hereof and any Event of Default specified in Section 6.01(4) or (5) by (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient to pay all remaining Indebtedness on the Notes, (2) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations and (3) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (1), provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Sections 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would arise therefrom, the Company may terminate all of its and the Guarantors' substantive covenant obligations in respect of the Notes (including its obligations to pay the principal of, premium, if any, and interest on the Notes and the Guarantors' Guaranty thereof) by (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient to pay all remaining Indebtedness on the Notes, (2) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect and (3) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Notes are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.02. Application of Trust Money.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 9.03. Repayment to Company.

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time, after giving the Company at least 60 day's prior written notice, deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee or any Paying Agent pursuant to this Section 9.03 shall be held uninvested and without any liability for interest.

SECTION 9.04. Reinstatement.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest or premium on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of its Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) comply with the provisions of Sections 5.01 and 4.19;

          (c) comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

          (d) evidence and provide for the acceptance of appointment by a successor Trustee;

          (e) provide for uncertificated Notes in addition to certificated Notes; or

          (f) make any change that, in the good faith opinion of the Board of Directors of the Company, would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

SECTION 10.02. With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of its Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of the Notes;

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          (b) reduce the principal amount of (or the premium on) any such Note;

          (c) reduce the rate of or extend the time for payment of interest on any such Note;

          (d) change the currency of payment of principal of (or premium on) or interest on any such Note;

          (e) impair the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note;

          (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default or Event of Default in respect thereof;

          (g) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

          (h) modify the ranking or priority of any Note or modify the definition of Senior Indebtedness or amend or modify any of the provisions of Article Eight in any manner adverse to the Holders of the Notes;

          (i) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise in accordance with this Indenture.

          An amendment under this Section 10.02 may not make any change under Article Eight or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any representative thereof authorized to give a consent) shall have consented to such change.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Trustee shall not be responsible for or obligated to prepare any description of any such proposed amendment, supplement or waiver submitted to Holders by the Company.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or

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any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 10.05. Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Fail-

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ure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                                    GUARANTY

SECTION 11.01. Unconditional Guaranty.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Guaranty" or "Note Guarantee") to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the

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Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Note Guarantee.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Note Guarantee.

SECTION 11.02. Severability.

          In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Subsidiary Guarantor.

          If the Notes are defeased in accordance with the terms of this Indenture, or if Section 5.01 is complied with, or if, subject to the requirements of Section 5.01, all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by Section 4.05, then each Subsidiary Guarantor (in the case of defeasance) or such Subsidiary Guarantor (in the case of compliance with
Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary

Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Eleven.

          Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 4.17 shall upon such Designation be released and discharged of its Note Guarantee obligations in respect of this Indenture and the Notes and any Unrestricted Subsidiary (other than a Foreign Subsidiary) whose Designation is revoked pursuant to Section 4.17 will be required to become a Subsidiary Guarantor in accordance with Section 4.19.

          If any Subsidiary Guarantor is released or discharged from its guarantee under the Senior Credit Facility or is otherwise no longer a guarantor under the Senior Credit Facility, such Subsidiary Guarantor shall be released and discharged of its Note Guarantee obligations in respect of this Indenture and the Notes without any action required on the part of the Trustee or any Holder of Notes.

SECTION 11.04. Limitation of Subsidiary Guarantors' Liability.

          Each Subsidiary Guarantor, and by its acceptance hereof and of the Notes, each Holder and the Trustee hereby confirms that it is the intention of all such parties that the Note Guarantee by such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Trustee, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any Senior Indebtedness incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to Section 11.05, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such a fraudulent transfer or conveyance.

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SECTION 11.05. Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Note Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guaranty.

SECTION 11.06. Execution of Note Guarantee.

          To further evidence their Note Guarantee to the Holders, each of the Guarantors hereby agree to execute a Note Guarantee to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor. Such signature upon the Note Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Note Guarantee, and in case such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.07. Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guaranty or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

SECTION. 11.08 Release of the Note Guarantee of Allergan.

          The Note Guarantee of Allergan shall be released and discharged without any further action required on the part of the Trustee or any Holder on the Distribution Date. The

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Trustee shall, at the sole cost and expense of the Company, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by such Officers' Certificate.

                                 ARTICLE TWELVE

                            SUBORDINATION OF GUARANTY

SECTION 12.01. Guaranty Obligations Subordinated to Guarantor Senior
               Indebtedness.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guaranty of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guaranty made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02. Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of, premium, if any, or interest on the Notes pursuant to such Guarantor's Guaranty, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 12.02(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.03. Subrogation.

          Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.04. Obligations of Guarantors Unconditional.

          Subject to Sections 11.04 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guaranties is intended to or shall impair, as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guaranty of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guaranty.

SECTION 12.05. Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.07. Trustee's Relation to Guarantor Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.02(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of the
               Guarantors or Holders of Guarantor Senior Indebtedness.

          No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination of
               Guaranty.

          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 12.10. This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1), (2) or (3) of Section 6.01.

SECTION 12.11. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Twelve shall apply to amounts due to the Trustee, its Lien under Section 7.07, or its right to indemnification, pursuant to other sections in this Indenture.

SECTION 12.12. No Waiver of Guaranty Subordination Provisions.

          Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.13. Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such provision or requirement of the TIA shall control.

SECTION 13.02. Notices.

          All notices and other communications from one party to the other hereunder shall be in writing and shall be deemed to have been duly given if mailed by first-class mail or by overnight courier to the address stated in this Section. Notices to the Company or the Subsidiary Guarantors shall be directed to it at Advanced Medical Optics, Inc., 2525 Dupont Drive, Irvine, CA 92612,
Attention: General Counsel, with a copy to Latham & Watkins, 885

Third Avenue, New York, NY 10022, Attention: Ian Blumenstein, Esq. Notices to Allergan shall be directed to it at Allergan, Inc., 2525 Dupont Drive, Irvine, CA 92612, Attention: General Counsel, with a copy to Latham & Watkins, 885Third Avenue, New York, NY 10022, Attention: Ian Blumenstein, Esq. Notices to the Trustee shall be directed to it at its Corporate Trust Office.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c). In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law, Submission to Jurisdiction and Time.

          THIS INDENTURE AND THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS, AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE CHOICE OF VENUE OF ANY

SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 13.08. Agent for Service; Waiver of Immunities.

          By the execution and delivery of this Indenture, the Company and each Guarantor (i) acknowledges that it has designated and appointed CT Corporation System, a Delaware corporation (and any successor entity) (the "Process Agent") as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture and the Notes that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledges that the Agent has accepted such designation, (ii) agrees that service of process upon the Process Agent and written notices of said service by registered mail addressed to the Company in accordance with the provisions of this Indenture shall be deemed effective service of process upon the Company or such Guarantor in any such suit or proceeding. The Company and each Guarantor further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect so long as any of the Notes shall be outstanding; provided, however, that the Company and each Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 13.08 that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York (ii) is either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 13.08. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver a copy of such notice to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with this Section 13.08.

          To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

SECTION 13.09. No Recourse Against Others.

          No director, officer, employee, incorporator or stockholder of the Company, any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any Guarantor or any of its Affiliates under the Notes, the Guaranty of such Guarantor or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

SECTION 13.10. Successors.

          All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and permitted assigns. All covenants and agreements of each Guarantor in this Indenture and such Guarantor's Guaranty shall bind its successor. All covenants and agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.

SECTION 13.11. Counterpart Originals.

          The parties may sign any number of copies of this Indenture and may do so by telecopier. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.12. Severability.

          In case any provision in this Indenture or in the Notes or in the Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.13. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.14. Legal Holidays.

          If a payment date is not a Business Day or not a business day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        ADVANCED MEDICAL OPTICS, INC.


                                        By: /s/ Richard A. Meier
                                            ------------------------------------
                                            Name:  Richard A. Meier
                                            Title: Corporate Vice President and
                                                   Chief Financial Officer


                                        AMO HOLDINGS, LLC


                                        By: /s/ Aimee S. Weisner
                                            ------------------------------------
                                            Name:  Aimee S. Weisner
                                            Title: Vice President and Secretary


                                        ALLERGAN, INC.


                                        By: /s/ Eric Brandt
                                            ------------------------------------
                                            Name:  Eric Brandt
                                            Title: Corporate Vice President and
                                                   Chief Financial Officer

                                        THE BANK OF NEW YORK, as Trustee


                                        By: /s/ Stacey B. Poindexter
                                            ------------------------------------
                                            Name: Stacey B. Poindexter
                                            Title: Assistant Treasurer

                                                                       EXHIBIT A

                             [FORM OF SERIES A NOTE]

                      [INSERT APPROPRIATE LEGENDS SET FORTH
                     IN EXHIBIT C OF THE INDENTURE TO WHICH
                         THIS FORM OF NOTE IS ATTACHED]

                          ADVANCED MEDICAL OPTICS, INC.
                         9 1/4% Senior Subordinated Note
                           due July 15, 2010 Series A

                                                              CUSIP No.:  [____]

No. [__]                                                                 $[____]

          ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [______] on July 15, 2010.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2003.

          Interest Record Dates: January 1 and July 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        ADVANCED MEDICAL OPTICS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: [__________]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 9 1/4% Senior Subordinated Notes due July 15, 2010, Series A, of Advanced Medical Optics, Inc. described in the within-mentioned Indenture.

Dated: [_______]

                                        [_____________], as Trustee


                                        By:
                                           -------------------------------------
                                           Authorized Signatory

                                (REVERSE OF NOTE)

                          ADVANCED MEDICAL OPTICS, INC.

                         9 1/4% Senior Subordinated Note
                           due July 15, 2010, Series A

1.   Interest.

          ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above until the principal hereof is paid. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 20, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes

2.   Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by wire transfer of federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

          Initially, The Bank of New York, as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.

          The Company issued the Notes under an Indenture, dated as of June 20, 2002 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/4% Senior Subordinated Notes due 2010, (the "Initial Notes"). Initial Notes in an aggregate principal amount of $200,000,000 were issued on June 20, 2002. The Notes include the Initial Notes and the Exchange Notes (as defined below). The Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as amended, as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Payment on the Notes is guaranteed (each, a "Guaranty"), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (other than Foreign Subsidiaries) of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Subsidiary other than an existing Guarantor, an Unrestricted Subsidiary or a Foreign Subsidiary formed or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture; provided that Foreign Subsidiaries shall also be required to be Guarantors to the extent such Foreign Subsidiaries guarantee Indebtedness of the Company or of any Subsidiary which is not a Foreign Subsidiary in a principal amount equal to or greater than $25.0 million in the aggregate for all Foreign Subsidiaries. In certain circumstances, the Guaranties may be released.

5.   Optional Redemption.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2006, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                                                       Redemption
                            Year                         Price
                            ---                        ----------
               2006................................     104.625%
               2007................................     103.083%
               2008................................     101.542%
               2009 and thereafter.................     100.000%

6.   Optional Redemption upon Public Equity Offering.

          In addition, at any time and from time to time on or prior to July 15, 2005, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) with the net cash proceeds from one or more Public Equity Offerings, at a redemption price in cash equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the closing of the relevant Public Equity Offering.

7.   Special Mandatory Redemption.

          If for any reason the Distribution Date has not occurred on or prior to July 31, 2002 (an "Event of Failure"), the Company will be required to redeem all of the Notes pursuant to a Special Mandatory Redemption at a redemption price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), which will be no later than 10 days after an Event of Failure. A Failure by the Company to make a Special Mandatory Redemption when required to do so will constitute an Event of Default under the Indenture.

8.   Notice of Redemption.

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

9.   Change of Control Offer.

          In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 30 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding, and shall purchase all Notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date); provided, however, that any Offer to Purchase made prior to any Change of Control Date shall be made only in the reasonable anticipation of such Change of Control; and provided, further, that the Company shall not purchase any Notes tendered pursuant to such Offer to Purchase if such Change of Control does not occur.

10.  Limitation on Disposition of Assets.

          The Company is, subject to certain conditions, obligated to make an Offer to Purchase Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment
Date) with the proceeds of certain asset dispositions.

11.  Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

12.  Persons Deemed Owners.

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.

          The Company and the Guarantors may be discharged from its obligations under the Indenture and the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

16.Restrictive Covenants.

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, incur indebtedness, create liens, make investments, sell assets, declare or pay dividends or other distributions to shareholders, consolidate, merge or transfer all or substantially all of its assets, or engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the outstanding Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to certain exceptions.

19.  No Recourse Against Others.

          No past, present or future director, officer, employee, incorporator, or stockholder, of the Company or any of its Affiliates, as such, shall have any liability for any obligation of the Company or any Guarantor or any of its Affiliates under the Notes, the Guaranty of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

20.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.  Registration Rights.

          Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 9 1/4% Senior Subordinated Note due 2010, Series B, of the Company (an "Exchange Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes except (x) for the transfer restrictions relating to the Notes,
(y) the provisions relating to an increase in the rate of interest discussed in the following sentence and (z) interest thereon will accrue from the last date interest was paid on the Notes or, if no interest has been paid, from the Issue Date. Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                             [FORM OF NOTE GUARANTY]

                          SENIOR SUBORDINATED GUARANTY

          The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guaranty by the Guarantor being referred to herein as the "Guaranty") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

          The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guaranty and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guaranty therein made.

          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                            AMO HOLDINGS, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ALLERGAN, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            [_____________]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                           Signed:
      -------------------
                                                 -------------------------------
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:

-------------------------
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [______]
Section 4.14 [______]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $
         -------------

Dated:                                           Signed:
      -------------------
                                                 -------------------------------
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:

--------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

[IF APPLICABLE, INSERT TEXT SET FORTH ON EXHIBIT F OF THE INDENTURE TO WHICH THIS FORM OF NOTE IS ATTACHED]

                                                                       EXHIBIT B

                             [FORM OF SERIES B NOTE]

                [IF APPLICABLE, INSERT THE LEGEND SET FORTH UNDER
                     THE HEADING "FORM OF LEGEND FOR GLOBAL
                  NOTES" IN EXHIBIT C OF THE INDENTURE TO WHICH
                         THIS FORM OF NOTE IS ATTACHED]

                          ADVANCED MEDICAL OPTICS, INC.
                         9 1/4% Senior Subordinated Note
                           due July 15, 2010, Series B

                                                                 CUSIP No.: [__]

No. [__]                                                                   $[__]

          ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [____], on July 15, 2010.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2003.

          Interest Record Dates: January 1 and July 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                   ADVANCED MEDICAL OPTICS, INC.


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

Dated:  [________]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 9 1/4% Senior Subordinated Notes due July 15, 2010, Series B, of Advanced Medical Optics, Inc. described in the within-mentioned Indenture.

Dated:  [________]
                                                [__________________], as Trustee


                                                         By:
                                                            --------------------
                                                            Authorized Signatory

                                (REVERSE OF NOTE)

                          ADVANCED MEDICAL OPTICS, INC.

                         9 1/4% Senior Subordinated Note
                           due July 15, 2010, Series B

1.   Interest.

          ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above until the principal hereof is paid. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 20, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

2.   Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by wire transfer of federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

          Initially, The Bank of New York, as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.

          The Company issued the Notes under an Indenture, dated as of June 20, 2002 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. Notes in an aggregate principal amount of $200,000,000 were issued on June 20, 2002 (such Notes, the "Initial Notes"). This Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/4% Senior Subordinated Notes due 2010, Series B (the "Exchange Notes"). Exchange Notes in an aggregate principal amount of $[__] are being issued on the date hereof in exchange for Initial Notes pursuant to the Registration Rights Agreement. Additional Notes may be issued subject to Section 4.04 of the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture), the Exchange Notes, other Unrestricted Notes (as defined in the Indenture) and any Additional Notes (as defined in the Indenture). The Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as amended, as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Payment on the Notes is guaranteed (each, a "Guaranty"), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (other than Foreign Subsidiaries) of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Subsidiary other than an existing Guarantor, an Unrestricted Subsidiary or a Foreign Subsidiary formed or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture; provided that Foreign Subsidiaries shall also be required to be Guarantors to the extent such Foreign Subsidiaries guarantee Indebtedness of the Company or of any Subsidiary which is not a Foreign Subsidiary in a principal amount equal to or greater than $25.0 million in the aggregate for all Foreign Subsidiaries. In certain circumstances, the Guaranties may be released.

5.   Optional Redemption.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2006, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                                        Redemption
                        Year              Price
               ----------------------   ----------
               2006..................    104.625%
               2007..................    103.083%
               2008..................    101.542%
               2009 and thereafter...    100.000%

6.   Optional Redemption upon Public Equity Offering.

          In addition, at any time and from time to time on or prior to July 15, 2005, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) with the net cash proceeds from one or more Public Equity Offerings, at a redemption price in cash equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 90 days after the date of the closing of the relevant Public Equity Offering.

7.   Special Mandatory Redemption.

          If for any reason the Distribution Date has not occurred on or prior to July 31, 2002 (an "Event of Failure"), the Company will be required to redeem all of the Notes pursuant to a Special Mandatory Redemption at a redemption price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), which will be no later than 10 days after an Event of Failure. A Failure by the Company to make a Special Mandatory Redemption when required to do so will constitute an Event of Default under the Indenture.

8.   Notice of Redemption.

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than US$1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of US$1,000 principal amount or integral multiples thereof.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

9.   Change of Control Offer.

          In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 30 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding, and shall purchase all Notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date); provided, however, that any Offer to Purchase made prior to any Change of Control Date shall be made only in the reasonable anticipation of such Change of Control; and provided, further, that the Company shall not purchase any Notes tendered pursuant to such Offer to Purchase if such Change of Control does not occur.

10.  Limitation on Disposition of Assets.

          The Company is, subject to certain conditions, obligated to make an Offer to Purchase Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment
Date) with the proceeds of certain asset dispositions.

11.  Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of US$1,000 and integral multiples of US$1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

12.  Persons Deemed Owners.

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.

          The Company and the Guarantors may be discharged from its obligations under the Indenture, the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

16.  Restrictive Covenants.

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, incur indebtedness, create liens, make investments, sell assets, declare or pay dividends or other distributions to shareholders, consolidate, merge or transfer all or substantially all of its assets, or engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the outstanding Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to certain exceptions.

19.  No Recourse Against Others.

          No past, present or future director, officer, employee, incorporator, or stockholder, of the Company or any of its Affiliates, as such, shall have any liability for any obligation of the Company or any Guarantor or any of its Affiliates under the Notes, the Guaranty of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

20.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                           Signed:
      -------------------                        -------------------------------
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:


--------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [_____]
Section 4.14 [_____]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: US$
           ---------


Dated:                            Your Signature:
      --------------                             -------------------------------
                                                (Signed exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee:

--------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

[IF APPLICABLE, INSERT TEXT SET FORTH ON EXHIBIT F OF THE INDENTURE TO WHICH THIS FORM OF NOTE IS ATTACHED]

                                                                       EXHIBIT C

                               [FORMS OF LEGENDS]

             [FORM OF LEGEND FOR 144A NOTES AND REGULATION S NOTES]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION OUTSIDE THE UNITED STATES, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH EITHER THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ADVANCED MEDICAL OPTICS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF

COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "U.S. PERSON" AND "OFFSHORE TRANSACTION" SHALL HAVE THE MEANINGS ASSIGNED TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                        [FORM OF LEGEND FOR GLOBAL NOTES]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

             Re: 9 1/4% Senior Subordinated Notes due 2010
                 (the "Notes") of Advanced Medical Optics, Inc.

          This Certificate relates to $_______ principal amount of Notes held in the form of_____a beneficial interest in a Global Note or_________Physical Notes by________(the "Transferor").

The Transferor:

          [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

          [ ] has directed in writing that the Registrar make, or direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note; or

          [ ] has requested that the Registrar by written order to exchange or register the transfer of a Physical Note or Physical Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require Registration under the United States Securities Act of 1933, as amended (the "Act"), because*:

          [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

          [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

          [ ] Such Note is being transferred in reliance on Rule 144 under the Act.

          [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the Registration requirements of the Act other than Rule 144A. [An Opinion of Counsel to the effect that such transfer does not require Registration under the Act accompanies this certification.]


                                                     --------------------------
                                                     [INSERT NAME OF TRANSFEROR]


                                                 By:
                                                      -------------------------
                                                        [Authorized Signatory]

Date:
     ----------------------
     *Check applicable box.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                           ---------------, ----

ADVANCED MEDICAL OPTICS, INC.
c/o [______________________]

     Re:  ADVANCED MEDICAL OPTICS, INC.
          (the "Company") 9 1/4% Senior Subordinated
          Notes due 2010 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) we are not a distributor of the Notes, an affiliate of the Company or any such distributor or person acting on behalf of the foregoing;

          (2) the offer of the Notes was not made to a person in the United States or specifically targeted at an identifiable group of U.S. citizens abroad;

          (3) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (4) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                                       Very truly yours,

                                                       [Name of Transferor]


                                                       By:
                                                          ----------------------
                                                          [Authorized Signatory]

                                                                       EXHIBIT F

                                   Schedule A

                                    EXCHANGES
                         AND PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Global Note for a like part of another Global Note, of this Global Note for Physical Notes and purchases and cancellations of a part of this Global Note have been made subsequent to the original issuance of the Notes evidenced by this Global Note:

            Part of principal amount of
             this Global Note exchanged
             for a like part of another      Part of principal       Aggregate principal amount
            Global Note or vice versa or   amount of this Global        of this Global Note
               of this Global Note for       Note purchased or       following such exchange or
Date made        Physical Notes ($)             canceled ($)       purchase and cancellation ($)
 --------        ------------------             ------------          -----------------------
 --------        ------------------             ------------          -----------------------
 --------        ------------------             ------------          -----------------------